Exhibit 10.5

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.

Arch Wireless
2003 Management Bonus Plan

Executive Management

Company Confidential

Purpose

The purpose of Arch Wireless Operating Company, Inc.’s 2003 Management Bonus Plan is to establish a coordinated effort to achieve key financial objectives and to provide a competitive total compensation opportunity for participants based on successful results.

Measurement Criteria, Definitions and Calculations

The 2003 Management Bonus Plan compares actual Cash Available for Debt Service, EBITDA and Annual Churn for the year ended December 31, 2003 to budgeted Cash Flow Available for Debt Service, EBITDA and Annual Churn for the same period. These three performance criteria are used to determine Company Operating Performance, which along with the three performance criteria are defined as follows:

o	Cash Flow Available for Debt Service — means net cash provided by operating activities, plus interest paid, less net capital expenditures. Budgeted Cash Flow Available for Debt Service for the year ended December 31, 2003 is $[**].

o	EBITDA — means revenue less the sum of cost of products sold, service, rental and maintenance expenses, selling expenses and general and administrative expenses. Budgeted EBITDA for the year ended December 31, 2003 is $[**].

o	Annual Churn — means the number of direct units in service disconnected for the year ended December 31, 2003 divided by the number of direct units in service as of January 1, 2003. Budgeted Annual Churn for the year ended December 31, 2003 is [**]%

o	Company Operating Performance – means the sum of (i) actual Cash Flow Available for Debt Service divided by budgeted Cash Flow Available for Debt Service multiplied by [**], (ii) actual EBITDA divided by budgeted EBITDA multiplied by [**], and (iii) if actual Annual Churn is better than or equal to budgeted Annual Churn, then the sum of (x) [**], and (y) [**] for each [**] percentage points of actual Annual Churn below budget.

Company Operating Performance is used to determine a Target Bonus Multiplier, which is multiplied by a participant’s Target Bonus to calculate an individual’s 2003 bonus award. Target Bonus Multiplier and Target Bonus are defined as follows:

o	Target Bonus Multiplier — means the number corresponding to different levels of Company Operating Performance detailed in the Bonus Award Table incorporated herein as Exhibit A, provided, however, if the sum of (x) actual Cash Flow Available for Debt Service divided by budgeted Cash Flow Available for Debt Service multiplied by [**], and (y) actual EBITDA divided by budgeted EBITDA multiplied by [**], is less than [**], Company Operating Performance shall be zero and no bonus award would be generated.

o	Target Bonus — means a percentage of a participant’s base salary, established for each eligible person and communicated on an individual basis in accordance with the Arch Executive Compensation Program.

All participants are measured against budgeted Cash Flow Available for Debt Service, EBITDA and Annual Churn on a consolidated basis. The Example Bonus Award Calculation incorporated herein as Exhibit B provides an illustrative calculation of an annual bonus award.

Participation

The 2003 Management Bonus Plan begins on January 1, 2003 and ends on December 31, 2003. All current Team Members (TM’s) that hold bonus eligible positions approved by the Company are eligible to participate in the 2003 Management Bonus Plan.

A TM who is hired or promoted/transferred into a bonus eligible position after January 1, 2003 and before October 1, 2003 participates on a pro-rated basis from his/her employment action date. The pro-ration is based on the number of full weeks worked. A TM whose position is changed (promoted/transferred/demoted) from one bonus eligible position to another participates on a proportionate basis. A TM who is hired or promoted/transferred to a bonus eligible position on October 1, 2003 or later will not be eligible to participate in the 2003 Management Bonus Plan.

Payment

Bonus awards will be paid as soon as practicable after year-end but should be paid no later than March 31, 2004. A TM’s annual (or pro-rated, if applicable) salary as of December 31, 2003 will be used to calculate the bonus award. If a TM’s employment is involuntarily terminated (other than for cause) on/or after October 1, 2003, he/she will receive a pro-rated bonus based on Company Operating Performance, calculated without regard to Annual Churn and in no event greater than 100% of the individual’s pro-rated Target Bonus, provided the employee has executed an appropriate release and followed any other applicable and customary termination procedures. If a TM’s employment is involuntarily terminated (other than for cause) after year-end, but before bonuses are paid, he/she will receive a bonus award calculated and paid as if he/she remained employed on the date of such payment, provided the employee has executed an appropriate release and followed any other applicable and customary termination procedures. In both circumstances bonus awards will be paid on the same date as bonus awards are paid to continuing employees.

Policies

All rights are forfeited to a bonus award under the 2003 Management Bonus Plan if employment is terminated either voluntarily by the employee (excluding death, disability or retirement) or for CAUSE prior to the date bonuses are paid. As used in the 2003 Management Bonus Plan, CAUSE shall mean the participant’s continued failure as determined by the company to satisfactorily perform his reasonable assigned duties in the capacity employed (other than as a result of incapacity due to physical or mental condition) or the participant’s willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company, or conviction of a felony.

The 2003 Management Bonus Plan replaces all former management bonus plans and is in no way indicative of future bonus plans. The adoption of the 2003 Management Bonus Plan shall not be deemed to give any TM the right to employment with the Company or to interfere with the right of the Company to discharge any TM at any time, nor shall it be deemed to give the Company the right to require any TM to remain in its employ.

Exhibit A – Bonus Award Table

Company Operating Performance	Target Bonus Multiplier (%)	Company Operating Performance	Target Bonus Multiplier (%)
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]

Note: Interpolation should be applied to determine exact Target Bonus Multiplier.

Exhibit B –Example Bonus Award Calculation For Illustrative Purposes Only

Calculation of Company Operating Performance:	Budget	Actual	% of Budget	Weight	Weighted Result
(A) Free Cash Flow Available for Debt Service	$ [**]	$ [**]	[**]%	[**]	[**]
(B) EBITDA	$ [**]	$ [**]	[**]%	[**]	[**]
(C) Churn ([**] for [**]% or less)	[**]%	[**]%			[**]
(D) Churn ([**] for each [**]% ‹ [**]%)		[**]%			[**]
Company Operating Performance (A + B + C + D)					[**]
Target Bonus Multiplier (Interpolated from Exhibit A)					[**]%
Bonus Award Example Calculation:

(A) Base salary	$ 110,000
(B) Target Bonus	20%
(C) Target Bonus Multiplier	[**]%

BONUS AWARD (A x B x C)	$35,816